                                                       Hickory, NC Exhibit 10.24

NORTH CAROLINA
                                                                 LEASE AGREEMENT
CATAWBA COUNTY

         This agreement made this 5th day of July, 1995, between Hickory Furniture Mart, Inc., a North Carolina corporation with its place of business located at 2220 Highway 70 SE (Box 2644), Hickory, NC 28603 hereinafter referred to as Lessor, and Quaker Fabric Corporation of Fall River, a Corporation duly organized and existing under the laws of the State of Massachusetts with its principal offices located at 941 Grinnell St. (P.O. Box 2139) (mailing address), State of Fall River, MA 02721, hereinafter referred to as Tenant:

                                   WITNESSETH:

         For the consideration herein, and subject to the terms and conditions of this agreement, the Lessor hereby leases to the Tenant and the Tenant hereby accepts as Tenant the following space of real property located and situated in Catawba County, NC, and being more particularly described as: That certain stall or section known as Number 254 of the second level floor of the Hickory Furniture Mart Exhibition Building situated on the west side of Mull's Restaurant and on the south side of Highway 70 east of Hickory, N.C., and containing 1,140 square feet of floor space, including the hallway entrance portion and a portion of certain other common areas, all subject to the terms and conditions hereof.

         1. The term of this lease shall be thirty Six (36) months commencing on the 1st day of August, 1995, and ending on the 1st day of August, 1998, both dates inclusive, unless sooner terminated as herein provided.

         2. Tenant shall pay to the Lessor yearly rent which shall be a sum equal to $9.24/$9.45/$9.66 per square foot of floor space covered by this lease per year, or a total of $10,533.60 per year, to be paid as follows:
                                            $10,773.00
                                            $11,012.40
$877.80 per mo. for 12 mos.; $897.75 per mo. for 12 mos.; $917.70 per mo. for 12
mos.

         3. The Tenant may sublet the leased property with the written approval of the Lessor, which approval the Lessor shall not unreasonably withhold, provided that the business of the subtenant is compatible with the business of the Lessor and provided further that the Tenant shall remain primarily liable for the payment of the rent herein reserved and for the performance of all of other terms of this lease required to be performed by the Tenant; in no event shall any rental charged for any sublease exceed the sum payable by the Tenant herein. Should the Tenant elect to sublet the leased premise, then the Tenant must notify the Lessor of such fact and obtain the written approval of the Lessor, and Tenant must appoint the Lessor as its agent to effectuate such sublease.

         4. Tenant shall vacate the leased property in the good order and repair in which the property now is, ordinary wear and tear excepted, and shall remove all its property therefrom so that the Lessor can repossess the leased property not later than noon on the day this lease ends. The tenant may at any time prior to the termination of this lease remove from the leased property all materials and equipment and other property of the Tenant in and upon the leased property; any property not removed by such time shall become the property of the Lessor and Lessor shall have no duty to preserve or account for same, but may appropriate same as the Lessor's or causes the same to be destroyed or disposed of as property of the Lessor and Tenant shall have no claim against the Lessor or any other person for same.

         5. Tenant shall be responsible for all licenses, franchise taxes or other taxes or charges in the nature thereof due as a result of its use of, or the location of property upon, the leased property. Lessor shall be responsible for all taxes in the nature of ad valorem taxes upon the building and land.

         6. Tenant shall be responsible for maintaining fire and other insurance coverage on any of its contents or other property which may be upon, kept, stored, or displayed on the leased property or the property known as Hickory Furniture Mart Exhibition Building if it desires that the same be so protected. The Lessor will be responsible to carry only such fire and other insurance coverage on the leased property and the property known as Hickory Furniture Mart, Inc. as it in its sole discretion shall determine, and neither party to this lease shall be under any liability or obligation to the other for failure to carry any such fire or other insurance coverage.

         7. It is agreed that in the event either the space herewith leased or the property known as the Hickory Furniture Mart Exhibition Building (the "Building") should be damaged by fire or other casualty, then this lease shall terminate, except that if either the space herewith leased or the Building be damaged by fire or other casualty to only a small degree so that the use of said space and Building by the Tenant is not interfered with or if the said space and the Building could be repaired sufficiently within two weeks to allow use by the Tenant, then the lease shall remain in full force and effect, should the Lessor so elect, and in such event, the Lessor agrees to repair the said space and Building as quickly as is reasonably possible.

         8. Each of the parties hereto waives all rights of action for negligence against the other party which may hereafter arise from damages to the premises, or to the property therein, resulting from fire or other casualties covered by standard fire insurance policy with extended coverage, regardless of whether or not, or in what amount, such insurance is now or hereafter carried by the party hereto,all to the extent of such coverage and amount.

         9. The Tenant shall have the right make changes to the interior of the space herein leased in the nature of remodeling. Such changes must be made by or at the expense of the Tenant, after approval in advance from the Lessor. No such change shall at any time be made which would impair the structural soundness or diminish the value of the leased property and all work done in connection with any change or alteration shall be done in a good and workmanlike manner.

         10. If the leased property shall be deserted or vacated, or if proceedings are commenced against the Tenant in any court under a bankruptcy act or for the appointment of a trustee or received of the Tenant's property either before or after the commencement of the lease term, or if there shall be a default in the payment of rent or any part thereof for more than ten days after written notice of such default by the Lessor, or if there shall be a default in the performance of any other covenant, agreement, condition, rule or regulation herein contained or hereafter established on the part of the Tenant for more than ten days after written notice of such default by the Lessor, this lease (if the Lessor so elects) shall thereupon terminate, and the Lessor shall have the right to reenter or repossess the leased property, either by force, summary proceedings, surrender, or otherwise, and dispossess and remove therefrom the Tenant, or other occupants thereof, and their effects, without being liable to any prosecution therefor. In such case the Lessor shall use its best efforts to relet the leased property or any part thereof at its fair market rental value, as the agent of the Tenant, and the Tenant shall pay the Lessor the difference between the rent hereby reserved and agreed to be paid by the Tenant for the portion of the term remaining at the time of reentry or repossession and the amount, if any, received or to be received under such reletting fro such portion of the term, plus any deficiency and expenses.

         11. The Tenant shall not paint or install any signs on the exterior doors, plate glass and exterior walls of the demised premises without the prior consent of the Lessor. No showcases or other fixtures or objects shall be placed by the Tenant in front of the building, or elsewhere in or around the building other than within the demised premises. No eternal antennas or other objects can be placed on the building without expressed written permission of the Lessor.

         12. Lessor agrees to be responsible for maintaining the physical structure and improvements that are in place as of the effective date of this lease. Service from misuse of physical structure including but not limited to heating, air-conditioning, water equipment and facilities will be at Tenant's expense. Tenant shall be responsible for trash disposal. Additional service will be at Tenant's expense.

         13. The Tenant shall be responsible for all utilities used in connection with leased space. The amount will be apportioned by the square footage of the Tenant in relation to the total square footage of the building.

         14. Tenant shall not use any form of advertisement utilizing the Lessor's name or its tenants thereof without the expressed permission of the Lessor.

         15. The Lessor and its representatives may enter the leased property at any reasonable time for the purpose of inspecting the leased property, performing any work, and during the final 210 day period of the lease, exhibiting the leased property for sale, lease, or for other reasonable purpose.

         16. Tenant must abide by the rules and regulations set forth by the building.

         17. Any notice under this lease must be in writing and may be sent by ordinary mail addressed to the Tenant at the address appearing on this lease, or such other address as the Tenant shall designate in writing, and in the case of the Lessor to the address appearing on this lease or otherwise designated in writing by the Lessor.

         18. The Tenant and/or subtenant hereunder shall make no unlawful or offensive use of the space herewith leased.

         19. This agreement shall enure to the benefit and be binding upon the parties hereto, their successors and assigns.

         IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed by its duly authorized officers and its corporate seal to be hereto affixed, all in duplicate originals, the day and year first above written.

                                       HICKORY FURNITURE MART, INC.

                                       By /s/
                                          --------------------------------------

                                       By /s/
                                          --------------------------------------

CORPORATE SEAL

ATTEST:

   /s/
--------------------------------------------
SECRETARY

                                       QUAKER FABRIC CORPORATION OF FALL RIVER
                                                                   TENANT

                                          /s/
                                       -----------------------------------------
                                                                   TITLE

CORPORATE SEAL

ATTEST:

   /s/
--------------------------------------------
SECRETARY